Exhibit 99.2

Unaudited Pro Forma Condensed Consolidated Financial Information

On December 11, 2017, Colfax Corporation (the “Company” or “Colfax”) completed the sale of its fluid handling business (“Fluid Handling”) to CIRCOR International, Inc., a Delaware corporation (“CIRCOR”). The initial consideration included cash consideration of $559.4 million, 3.3 million newly-issued shares of CIRCOR common stock with an estimated fair value of $134.9 million and the assumption of certain liabilities, including certain pension liabilities. The final purchase price will include post closing adjustments as defined in the purchase agreement.

The Company presented its operations for the Fluid Handling business as discontinued operations in its condensed consolidated financial statements included in the Form 10-Q for the three and nine months ended September 29, 2017. The accompanying unaudited pro forma condensed consolidated statements of income for the nine months ended September 29, 2017 and for years ended December 31, 2016, 2015 and 2014 give effect to this divestiture as if it had occurred on January 1, 2014. The following unaudited pro forma condensed consolidated balance sheet gives effect to this divestiture as if it had occurred on September 29, 2017, the date of the Company’s most recently filed balance sheet.

The unaudited pro forma condensed consolidated financial statements should be read in conjunction with (i) the audited consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included in Colfax’s Form 10-K for the year ended December 31, 2016 filed with the SEC on February 14, 2017, and (ii) the unaudited condensed consolidated financial statements and accompanying notes and “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” included in Colfax’s Form 10-Q for the three and nine months ended September 29, 2017 filed with the SEC on November 6, 2017.

The unaudited pro forma condensed consolidated financial statements are presented based on currently available information and are intended for informational purposes only. These unaudited pro forma condensed consolidated financial statements are not necessarily indicative of what Colfax’s results of operations or financial condition would have been had the divestiture been completed on the dates assumed. In addition, they are not necessarily indicative of Colfax’s future results of operations or financial condition.

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEETS
September 29, 2017
(Dollars in thousands)

		Pro Forma Adjustments
	As Reported	Divestiture of Fluid Handling		Pro Forma
ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$260,414	$559,400	(b)	$819,814
Short-term investments	—	134,850	(b)	134,850
Trade receivables, less allowance for doubtful accounts of $30,042	957,215	—		957,215
Inventories, net	414,556	—		414,556
Other current assets	188,221	12,036	(f)	200,257
Current portion of assets held for sale	494,463	(494,463	)(a)	—
Total current assets	2,314,869	211,823		2,526,692
Property, plant and equipment, net	512,561	—		512,561
Goodwill	2,527,141	—		2,527,141
Intangible assets, net	935,804	—		935,804
Other assets	547,941	(74,206	)(d)	473,735
Total assets	$6,838,316	$137,617		$6,975,933

LIABILITIES AND EQUITY
CURRENT LIABILITIES:
Current portion of long-term debt	$5,861	$—		$5,861
Accounts payable	543,725	10,375		554,100
Customer advances and billings in excess of costs incurred	129,893	—		129,893
Accrued liabilities	336,744	37,275	(d)	374,019
Current portion of liabilities held for sale	272,407	(272,407	)(a)	—
Total current liabilities	1,288,630	(224,757)		1,063,873
Long-term debt, less current portion	1,334,627	—		1,334,627
Other liabilities	701,261	10,922	(d)	712,183
Total liabilities	3,324,518	(213,835)		3,110,683
Equity:
Common stock, $0.001 par value; 400,000,000 shares authorized; 123,115,844 issued and outstanding	123	—		123
Additional paid-in capital	3,220,073	—		3,220,073
Retained earnings	833,200	174,074	(c)	1,007,274
Accumulated other comprehensive loss	(753,772)	177,378	(a)	(576,394)
Total Colfax Corporation equity	3,299,624	351,452		3,651,076
Noncontrolling interest	214,174	—		214,174
Total equity	3,513,798	351,452		3,865,250
Total liabilities and equity	$6,838,316	$137,617		$6,975,933

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Nine Months Ended September 29, 2017
(Dollars in thousands, except share and per share amounts)

			Pro Forma Adjustments
	As Reported		Divestiture of Fluid Handling (a)		Pro Forma
Net sales	$2,426,101		$—		$2,426,101
Cost of sales	1,664,309		—		1,664,309
Gross profit	761,792		—		761,792
Selling, general and administrative expense	533,550		—		533,550
Restructuring and other related charges	23,131		—		23,131
Operating income	205,111		—		205,111
Interest expense	29,106		—		29,106
Income from continuing operations before income taxes	176,005		—		176,005
Provision for income taxes	46,128		643		46,771
Net income from continuing operations	129,877		(643)		129,234
Discontinued Operations:					—
Income from discontinued operations, net of taxes	21,790		(26,508	)(e)	(4,718)
Net income	151,667		(27,151)		124,516
Less: income attributable to noncontrolling interest, net of taxes	13,867		—		13,867
Net income attributable to Colfax Corporation	$137,800		$(27,151)		$111,292
Net income per share - basic
Continuing operations	$0.94		$—		$0.94
Discontinued operations	$0.18		$(0.22)		$(0.04)
Consolidated operations	$1.12		$(0.22)		$0.90
Net income per share - diluted
Continuing operations	$0.94		$—		$0.94
Discontinued operations	$0.18		$(0.21)		$(0.04)**
Consolidated operations	$1.11	*	$(0.21)		$0.90
Weighted-average shares of common stock outstanding:
Basic	123,187,447		123,187,447		123,187,447
Diluted	123,947,762		123,947,762		123,947,762

*	Net income per share does not add due to rounding.

**	Net income per share does not cross add due to rounding.

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2016
(Dollars in thousands, except share and per share amounts)

		Pro Forma Adjustments
	As Reported	Divestiture of Fluid Handling (a)		Pro Forma
Net sales	$3,647,047	$(461,294)		$3,185,753
Cost of sales	2,501,396	(308,025)		2,193,371
Gross profit	1,145,651	(153,269)		992,382
Selling, general and administrative expense	825,240	(115,516	)(e)	709,724
Asbestos coverage adjustment	8,226	—		8,226
Restructuring and other related charges	74,170	(15,674)		58,496
Operating income	238,015	(22,079)		215,936
Interest expense, net	30,016	260		30,276
Income before income taxes	207,999	(22,339)		185,660
Provision for (benefit from) income taxes	62,808	(20,666)		42,142
Net income	145,191	(1,673)		143,518
Less: income attributable to noncontrolling interest, net of taxes	17,080	—		17,080
Net income attributable to Colfax Corporation	128,111	(1,673)		126,438
Net income per share:
Basic	$1.04	$(0.01)		$1.03
Diluted	$1.04	$(0.01)		$1.03
Weighted-average shares of common stock outstanding:
Basic	122,911,581	122,911,581		122,911,581
Diluted	123,198,726	123,198,726		123,198,726

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2015
(Dollars in thousands, except share and per share amounts)

		Pro Forma Adjustments
	As Reported	Divestiture of Fluid Handling (a)		Pro Forma
Net sales	$3,967,053	$(532,701)		$3,434,352
Cost of sales	2,715,279	(352,613)		2,362,666
Gross profit	1,251,774	(180,088)		1,071,686
Selling, general and administrative expense	905,952	(140,637	)(e)	765,315
Restructuring and other related charges	61,177	(4,355)		56,822
Operating income	284,645	(35,096)		249,549
Interest expense, net	47,743	(241)		47,502
Income before income taxes	236,902	(34,855)		202,047
Provision for (benefit from) income taxes	49,724	(14,884)		34,840
Net income	187,178	(19,971)		167,207
Less: income attributable to noncontrolling interest, net of taxes	19,439	—		19,439
Net income attributable to Colfax Corporation	$167,739	$(19,971)		$147,768
Net income per share:
Basic	$1.35	$(0.16)		$1.19
Diluted	$1.34	$(0.16)		$1.18
Weighted-average shares of common stock outstanding:
Basic	124,101,033	124,101,033		124,101,033
Diluted	124,869,649	124,869,649		124,869,649

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

COLFAX CORPORATION
UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF INCOME
Year Ended December 31, 2014
(Dollars in thousands, except share and per share amounts)

		Pro Forma Adjustments
	As Reported	Divestiture of Fluid Handling (a)		Pro Forma
Net sales	$4,624,476	$(653,417)		$3,971,059
Cost of sales	3,145,631	(436,024)		2,709,607
Gross profit	1,478,845	(217,393)		1,261,452
Selling, general and administrative expense	1,011,171	(163,446	)(e)	847,725
Restructuring and other related charges	58,121	(6,988)		51,133
Operating income	409,553	(46,959)		362,594
Interest expense, net	51,305	2,513		53,818
Income before income taxes	358,248	(49,472)		308,776
Provision for (benefit from) income taxes	(62,025)	(20,310	)(g)	(82,335)
Net income	420,273	(29,162)		391,111
Less: income attributable to noncontrolling interest, net of taxes	28,175	—		28,175
Net income attributable to Colfax Corporation	392,098	(29,162)		362,936
Dividends on preferred stock	2,348	—		2,348
Preferred stock conversion inducement payment	19,565	—		19,565
Net income attributable to Colfax Corporation common shareholders	$370,185	$(29,162)		$341,023
Net income per share:
Basic	$3.06	$(0.24)		$2.82
Diluted	$3.02	$(0.24)		$2.78
Weighted-average shares of common stock outstanding:
Basic	121,143,790	121,143,790		121,143,790
Diluted	122,666,292	122,666,292		122,666,292

See the accompanying Notes to the Unaudited Pro Forma Consolidated Condensed Financial Statements.

COLFAX CORPORATION
NOTES TO UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

(a)	Adjustment reflects the assets, liabilities, equity and operations of Fluid Handling.

(b)
Adjustment represents the receipt of cash consideration and CIRCOR common stock at closing. The CIRCOR common stock received is valued based on the CIRCOR share price as of the close of trading on December 8, 2017.

(c)
This adjustment reflects the gain arising from the sale net of tax effects. No adjustment has been made to the cash consideration to give effect to any potential post-closing adjustments under the terms of the purchase agreement.

(d)	Adjustment represents tax effects of the divestiture.

(e)	Adjustment does not include asbestos-related expense. Pursuant to the purchase agreement, Colfax will retain the Fluid Handling’s asbestos-related contingencies and insurance coverages.

(f)	Adjustment represent Cash and cash equivalents on Fluid Handling's books as of September 29, 2017.

(g)	The income tax provision adjustment for any gain on the disposal of Fluid Handling does not consider any changes in judgment as to the realizability of deferred tax assets.